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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HYPERSPACE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1577562
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8480 East Orchard Road, Suite 700 Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-115404

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, consisting of one share of Common Stock, no par value per share and two warrants, each to purchase one share of Common Stock	American Stock Exchange
Warrants to purchase Common Stock included in the units	American Stock Exchange
Common Stock, no par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered

        The description of the units, common stock and warrants being registered as set forth under the caption "Description of Securities" in the prospectus contained in the registrant's Registration Statement on Form SB-2, file no. 333-115404, as originally filed with the Securities and Exchange Commission on May 12, 2004, and as subsequently amended (the "SB-2 Registration Statement"), is incorporated by reference in response to this item.

Item 2. Exhibits

        The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the SB-2 Registration Statement).
3.2	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the SB-2 Registration Statement).
4.1	Specimen unit certificate (incorporated by reference to Exhibit 4.1 to the SB-2 Registration Statement).
4.2	Specimen common stock certificate (incorporated by reference to Exhibit 4.2 to the SB-2 Registration Statement).
4.3	Form of Warrant Agreement (incorporated by reference to Exhibit 4.8 to the SB-2 Registration Statement).
4.4	Form of Warrant (incorporated by reference to Exhibit 4.9 to the SB-2 Registration Statement).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERSPACE COMMUNICATIONS, INC.
By:	/s/ MARK J. ENDRY
Name:	Mark J. Endry
Title:	President and Chief Executive Officer

Dated: September 24, 2004

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the SB-2 Registration Statement).
3.2	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the SB-2 Registration Statement).
4.1	Specimen unit certificate (incorporated by reference to Exhibit 4.1 to the SB-2 Registration Statement).
4.2	Specimen common stock certificate (incorporated by reference to Exhibit 4.2 to the SB-2 Registration Statement).
4.3	Form of Warrant Agreement (incorporated by reference to Exhibit 4.8 to the SB-2 Registration Statement).
4.4	Form of Warrant (incorporated by reference to Exhibit 4.9 to the SB-2 Registration Statement).

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX